Exhibit 10.2

SECOND AMENDMENT TO THE

ALBEMARLE CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

In accordance with Section 7.01 of the Albemarle Corporation Supplemental Executive Retirement Plan (the “Plan”), the Plan is hereby amended as follows:

1. A new sentence is added at the end of Section 6.01, to read in its entirety as follows:

“In addition, the Employee Relations Committee has the authority to amend or modify the Plan (i) to the extent such amendment is required by law, (ii) to the extent required to maintain the Plan’s qualified status, (iii) if the amendment constitutes minor administrative changes necessary for the administration of the Plan; or (iv) if such amendment is of general applicability to Participants and does not create an incremental cost in excess of $250,000 per year.”

2. Section 3.01(b)(i) of the Plan is amended to add a new paragraph (C) at the end thereof, to read as follows:

“Notwithstanding the foregoing provisions of this Section 3.01(b), in the event a Participant’s employment is terminated in connection with a Change in Control, the Participant’s Short Service Benefit under this Section 3.01(b) shall be calculated without regard to the offsets set forth in paragraph (B) hereof.”

3. Appendix II to the Plan is amended in its entirety to read as follows:

“a. “Change in Control” means the occurrence of any of the following events:

(i)	any Person, or “group” as defined in section 13(d)(3) of the Securities Exchange Act of 1934 (excluding Floyd D. Gottwald, members of his family and any Affiliate), becomes, directly or indirectly, the Beneficial Owner of 20% or more of the combined voting power of the then outstanding securities of the Corporation that are entitled to vote generally for the election of the Corporation’s directors (the “Voting Securities”) (other than as a result of an issuance of securities by the Corporation approved by Continuing Directors, or open market purchases approved by Continuing Directors at the time the purchases are made). However, if any such Person or “group” becomes the Beneficial Owner of 20% or more, and less than 30%, of the Voting Securities, the Continuing Directors may determine, by a vote of at least two-thirds of the Continuing Directors, that the same does not constitute a Change in Control;

(ii)	as the direct or indirect result of, or in connection with, a reorganization, merger, share exchange or consolidation (a “Business Combination”), a contested election of directors, or any combination of these transactions, Continuing Directors cease to constitute a majority of the Corporation’s board of directors, or any successor’s board of directors, within two years of the last of such transactions;

(iii)	the shareholders of the Corporation approve a Business Combination, unless immediately following such Business Combination, (1) all or substantially all of the Persons who were the Beneficial Owners of the Voting Securities outstanding immediately prior to such Business Combination Beneficially Own more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Corporation through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (ii) no Person (excluding Floyd D. Gottwald, members of his family and any Affiliate and any employee benefit plan or related trust of the Corporation or the Corporation resulting from such Business Combination) Beneficially Owns 30% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Corporation resulting from such Business Combination, and (iii) at least a majority of the members of the board of directors of the Corporation resulting from such Business Combination are Continuing Directors.

b. For purposes of this Appendix II, the following terms shall have the meanings set forth below:

(A)	Affiliate and Associate shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement (the “Exchange Act”).

(B)	Beneficial Owner means that a Person shall be deemed the “Beneficial Owner” and shall be deemed to “beneficially own,” any securities:

(i)	that such Person or any of such Person’s Affiliates or Associates owns, directly or indirectly;

(ii)	that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that, a Person shall not be deemed to be the “Beneficial Owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by such Person or any such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(iii)	that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (1) arises solely from a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with the applicable provisions of the General Rules and Regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iv)

that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associates thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in ‘the proviso to subsection (iii) of this definition) or disposing of any voting securities of the Corporation provided, however, that notwithstanding any provision of this definition, any Person engaged in business as an underwriter of securities who acquires any securities of the Corporation through such Person’s participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” such securities until the expiration of forty days after the date of acquisition; and provided, further, that in no case shall an officer or director of the Corporation be deemed (1) the beneficial owner of any securities beneficially owned by another officer or director of the Corporation solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Corporation; or (2) the beneficial owner of securities held of record by the trustee of any employee benefit plan of the Corporation or any Subsidiary of the Corporation for the benefit of any employee of the Corporation or any Subsidiary of the Corporation, other than the officer or director, by reason of any influences that such officer or director may have over the voting of the securities held in the trust.

(C)	Continuing Directors means any member of the Corporation’s Board, while a member of that Board, and (i) who was a member of the Corporation’s Board prior to December 13, 2006, or (ii) whose subsequent nomination for election or election to the Corporation’s Board was recommended or approved by a majority of the Continuing Directors.

(D)	Person means any individual, firm, company, partnership or other entity.

(E)	Subsidiary means, with references to any Person, any company or other entity of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such company or other entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.”

4. Paragraph 1 of this Second Amendment shall be effective as of January 1, 2005 and paragraphs 2 and 3 shall be effective as of January 1, 2007.

IN WITNESS WHEREOF, the Corporation by its duly authorized officer and with its seal affixed, has caused these presents to be signed as of this 13th day of December, 2006.

ALBEMARLE CORPORATION

By:	/s/ Jack P. Harsh

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